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                                                                     EXHIBIT 3.1


                             TEMPLATE SOFTWARE, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT


1.       The name of the Corporation is Template Software, Inc.

2. The Corporation's Articles of Incorporation shall be amended and restated in their entirety by the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

3. Pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, the amendments contained in the Amended and Restated Articles of Incorporation required the approval of the Corporation's Board of Directors, which approval was obtained by unanimous consent of the Corporation's Board of Directors on November __, 1996.

         IN WITNESS WHEREOF, the undersigned President and Secretary of the Corporation has executed these Articles of Amendment and Restatement on behalf of the Corporation.

Date:      November 26, 1996


                                                  TEMPLATE SOFTWARE, INC.



                                                  By: /s/ Andrew Ferrentino
                                                     --------------------------
                                                        Andrew B. Ferrentino
                                                        President and Secretary


ATTEST:


By: /s/ Joseph Fox
   ------------------------
      Joseph M. Fox
      Chairman of the Board
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                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             TEMPLATE SOFTWARE, INC.



                                   ARTICLE 1.

         The name of the Corporation is Template Software, Inc.

                                   ARTICLE 2.

         The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act as amended from time to time.

                                   ARTICLE 3.

         The initial registered office shall be located at 1751 Pinnacle Drive, Suite 1700, McLean, Virginia 22102 in the County of Fairfax, and the initial registered agent shall be Joseph W. Conroy, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

                                   ARTICLE 4.

         (A) (1) The aggregate number of shares which the Corporation shall have authority to issue shall be Twenty Million (20,000,000) shares, consisting of Seventeen Million (17,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and Three Million (3,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

             (2) The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Virginia Stock Corporation Act, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.


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         Prior to the issuance of any shares of a class or series of Preferred
Stock, (i) the Board of Directors shall establish such class or series by adopting a resolution and by filing with the State Corporation Commission of Virginia articles of amendment setting forth the designation and number of shares of the class or series and the relative rights and preferences thereof, and (ii) the State Corporation Commission of Virginia shall have issued a certificate of amendment.

             (3) No holder of shares of any class of the Corporation shall have any preemptive or preferential right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

         (B) Except as otherwise required in these Articles as they may hereafter be amended:

             (1) Any corporate action, except certain amendments or restatements of these Articles as specified in subsection (5) below, a merger, a statutory share exchange, the sale or other disposition of all or substantially all of the Corporation's assets otherwise than in the usual and regular course of business, or dissolution shall, for each voting group entitled to vote on the matter, be approved at a meeting at which a quorum of the voting group is present if the votes cast in favor of the action exceed the votes cast against the action;

             (2) Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present;

             (3) Any transaction with the Corporation or any subsidiary that constitutes or involves an affiliated transaction, as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles, shall be approved by seventy-five percent (75%) of the votes entitled to be cast by each voting group that is entitled to vote on such transaction;

             (4) A merger, statutory share exchange, sale or other disposition of all or substantially all the Corporation's assets otherwise than in the usual and regular course of business, or dissolution, other than any such transaction to which subsection (3) of this section applies, shall be approved by at least two-thirds of the votes entitled to be cast by each voting group that is entitled to vote on such transaction; and

             (5) An amendment to these Articles that amends or affects subsection (3) of this section or to Article 4 of these Articles shall be approved by seventy-five percent (75%) of the votes entitled to be cast by each voting group that is entitled to vote on the matter.


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         For purposes of subsection (3) of this section a transaction shall not constitute an affiliated transaction if it is with an interested shareholder, as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles: (i) who has been an interested shareholder continuously or who would have been such but for the unilateral action of the Corporation since the later of (a) the date on which this Corporation first had 300 shareholders of record or (b) the date such person became an interested shareholder with the prior or contemporaneous approval of a majority of the disinterested directors as defined in Section 13.1-725 of the Virginia Stock Corporation Act as in effect on the effective date of these Articles; (ii) who became an interested shareholder as a result of acquiring shares from a person specified in subdivision (i) or subdivision (ii) of this subsection by gift, testamentary bequest or the laws of descent and distribution or in a transaction in which consideration was not exchanged and who continues thereafter to be an interested shareholder, or who would have so continued but for the unilateral action of the Corporation; (iii) who became an interested shareholder inadvertently or as a result of the unilateral action of the corporation and who, as soon as practicable thereafter, divested beneficial ownership of sufficient shares so that such person ceased to be an interested shareholder, and who would not have been an interested shareholder but for such inadvertency or the unilateral action of the Corporation; or (iv) whose acquisition of shares making such person an interested shareholder was approved by a majority of the disinterested directors.

                                   ARTICLE 5.

         (A) The Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The directors initially designated as Class I directors shall serve for a term ending on the date of the 1997 annual meeting of shareholders, the director initially designated as a Class II director shall serve for a term ending on the date of the 1998 annual meeting of shareholders, and the director initially designated as a Class III director shall serve for a term ending on the date of the 1999 annual meeting of shareholders. At each annual meeting of shareholders, the successors to the class of directors whose terms then shall expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of directors. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class.

         (B) Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, a director may be removed only with cause and only upon the vote of shareholders holding not less than seventy-five percent (75%) of the shares entitled to vote at an election of directors.

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                                   ARTICLE 6.

         In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the Virginia Stock Corporation Act or other statutes or laws of the Commonwealth of Virginia, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, without any action on the part of the shareholders, but the shareholders may make additional By-Laws and may alter, amend or repeal any By-Law whether adopted by them or otherwise. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

                                   ARTICLE 7.

         (A) In this Article:

             "applicant" means the person seeking indemnification pursuant to this Article.

             "expenses" includes counsel fees.

             "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

             "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

             "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         (B) In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

         (C) The Corporation shall indemnify (i) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director, or officer, employee or agent of the Corporation, or (ii) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner

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or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

         (D) The provisions of this Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director, officer, employee or agent in connection with such actions and determinations or proceedings of any kind arising therefrom.

         (E) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Sections (B) or (C) of this Article.

         (F) Any indemnification under Section (C) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section (C).

             The determination shall be made:

             (1) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

             (2) If a quorum cannot be obtained under subsection (1) of this Section (F), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

             (3) By special legal counsel:


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                 (i) Selected by the Board of Directors or its committee in the manner prescribed in subsections (1) or (2) of this Section (F); or

                 (ii) If a quorum of the Board of Directors cannot be obtained under subsection (1) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

             (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(3) of this Section (F) to select counsel.

         Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of Directors and the applicant. If the Board of Directors and the applicant are unable to agree upon such special legal counsel the Board of Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

         (G) (1) The Corporation may pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section (F) if the applicant furnishes the Corporation:

                 (i) a written statement of his good faith belief that he has met the standard of conduct described in Section (C); and

                 (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

             (2) The undertaking required by paragraph (ii) of subsection (1) of this Section (G) shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

             (3) Authorizations of payments under this section shall be made by the persons specified in Section (F).

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         (H) The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Sections (B) or
(C) of this Article who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section (C). The provisions of Sections (D) through (G) of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section (H).

         (I) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

         (J) Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia.

         (K) Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

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                                   ARTICLE 8.

         Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia shall not apply to acquisitions of shares of the Corporation.

                                    ARTICLE 9

         The Series A Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

             (1) Dividends. The holders of outstanding shares of Series A Stock shall be entitled to receive dividends on each share of Series A Stock, out of any assets legally available therefor, whenever the Board of Directors shall declare a dividend on outstanding shares of Common Stock, equal to the aggregate amount of dividends that would be payable as a result of such declaration on the number of shares of Common Stock (with any fractional share, determined on an aggregate conversion basis per holder, being rounded to the nearest whole share) into which a share of Series A Stock could then be converted pursuant to subsection 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend). The Board of Directors shall declare such dividends on Series A Stock simultaneously with each declaration of dividends on the Common Stock, and the Corporation shall not pay any dividends or other distributions on shares of Common Stock unless the holders of the shares of Series A Stock then outstanding shall have first received the dividends provided for in the preceding sentence.

             (2) Liquidation, Dissolution or Winding Up; Certain Mergers,
                 Consolidations and Asset Sales.

                 (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of Series A Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders, prior and in preference to any payment or distribution to the holders of Common Stock or any other class or series of stock of the Corporation ranking on liquidation junior to the Series A Stock by reason of such holders' ownership thereof, an amount equal to $16.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus all declared but unpaid dividends on the Series A Stock, but in no event shall the holders of shares of Series A Stock be paid an amount less than the amount such holders would have received had they converted all such shares into Common Stock prior to the event or transaction resulting in such liquidation, at the rate of conversion then in effect with respect to the Series A Stock. After payment shall have been made in full to the holders of the Series A Stock pursuant to this subsection 2(i), the holders of Series A Stock shall have no further rights to receive, by reason of such holders' ownership thereof, distributions with

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respect to any remaining assets of the Corporation legally available for the distribution to the holders of its capital stock.

                 (ii) For purposes of this subsection 2: (a) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which (A) the outstanding shares of Common Stock are exchanged for or converted into other securities or consideration (except (unless in connection with a transaction otherwise described in another clause of this subsection 2(ii)) pursuant to a merger effected solely for the purpose of changing the Company's jurisdiction of incorporation that does not result in any material adverse effect on the rights, preferences or privileges of the Series A Stock), (B) all or substantially all of the individuals and entities constituting the beneficial owners of the Fully Diluted Common Shares (as hereinafter defined) immediately prior to such consolidation, merger or reorganization beneficially own less than 60% of the Fully Diluted Common Shares immediately after such consolidation, merger or reorganization or issuable pursuant thereto, (C) the individuals constituting the Board of Directors immediately prior to such consolidation, merger or reorganization constitute less than the majority of the entire Board of Directors immediately subsequent thereto, or (D) the Corporation is not the continuing or surviving entity of such consolidation, merger or reorganization (except (unless in connection with a transaction otherwise described in another clause of this subsection 2(ii)) pursuant to a merger effected solely for the purpose of changing the Company's jurisdiction of incorporation that does not result in any material adverse effect on the rights, preferences or privileges of the Series A Stock), or (b) any sale or transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this subsection 2, in each case if the holders of a majority of the outstanding shares of Series A Stock so elect by written notice to the Secretary of the Corporation at the Corporation's principal executive offices prior to the closing thereof.

                 (iii) If, immediately prior to the closing of a transaction described in subsection 2(ii) as to which the election provided for therein has been made, the cash distributions required by subsection 2(i) have not been made, the Corporation shall forthwith either:

                      (a) cause such closing to be postponed until such time as such cash distributions have been made, or

                      (b) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 4(xiii) hereof.

             (3) Voting and Certain Other Rights.


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                 (i) Except as otherwise provided by law or in this subsection
3, the holder of each share of Series A Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Stock could then be converted (with any fractional share, determined on an aggregate conversion basis per holder, being rounded to the nearest whole share), and with respect thereto such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any other provision hereof, to notice of any shareholders' meeting in accordance with the by-laws of the Corporation, and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any question or matter upon which holders of Common Stock have the right to vote.

                 (ii) The authorized number of directors of the Corporation prior to the consummation of an initial public offering of shares of Common Stock registered under the Securities Act of 1933 (the "Securities Act") shall be four (4); provided, however, that the number of directors constituting the entire Board of Directors shall be three unless the holders of shares Series A Stock exercise their rights set forth in this subsection 3(ii). At any time that the outstanding shares of Series A Stock are convertible (pursuant to subsection
4) into at least three (3) percent of the number of then fully diluted shares of Common Stock, calculated as provided below (the "Fully Diluted Common Shares"), the holders of shares of Series A Stock, by written consent (to the extent permitted by applicable law) or at a special meeting called for that purpose at the written request of the holders of at least 50% of the outstanding shares of Series A Stock, voting as a separate class, shall be entitled to elect an additional director of the Corporation. In the case of any vacancy in the office of a director elected by the holders of Series A Stock, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the shares of Series A Stock, given at a special meeting of such shareholders duly called or by an action by written consent (as permitted by law) for that purpose. Any director elected by the holders of Series A Stock may be removed from the Board of Directors at any time during such director's term of office, either for or without cause, by and only by, the affirmative vote of the holders of a majority of the shares of such Series A Stock given at a special meeting of the shareholders duly called or (to the extent permitted by applicable law) by an action by written consent for that purpose. Any director elected by the holders of Series A Stock shall (if the Board of Directors is then classified) serve in such class or group of directors as the Board of Directors may determine in accordance with law, and shall, in his or her discretion, have the right to serve as a member of any executive or other similar committee of the Board of Directors that may be created. Such director shall not receive any fees or other remuneration for services as a director or committee member at any time that he or she is a full time employee of the holder of a majority of the then outstanding shares of Series A Stock, but shall be entitled to reimbursement of expenses on the same basis provided to any other director or directors who are not officers or employees of the Corporation. "Fully Diluted Common Shares" shall mean, as of any date: the sum of (a) the outstanding shares of Common Stock as of that date and (b) the additional shares of Common Stock that would be taken into account for purposes of calculating fully diluted earnings per share for the period from the end of the Corporation's last fiscal year through

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
such date under the treasury-stock method in accordance with generally accepted accounting principles.

                 (iii) In addition to any other rights provided by law, so long as any shares of Series A Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of a majority of the outstanding shares of Series A Stock, voting as a separate class:

                      (a) create shares of any class or series of stock that is on a parity with or senior to the Series A Stock with respect to the payment of dividends or the distribution of assets upon liquidation (with the Common Stock not being deemed to be on a parity with the Series A Stock as to dividends for purposes of this subsection 3);

                      (b) increase the authorized number of shares of any such class or series;

                      (c) increase the authorized number of shares of Series A Stock;

                      (d) effect any liquidation or dissolution of the Company;

                      (e) issue any shares of any class or series of stock (or issue any securities, options, warrants or other rights that are convertible into, or exchangeable or exercisable for, any such class or series) that are on a parity with or senior to the Series A with respect to the payment of dividends or the distribution of assets on liquidation;

                      (f) issue any additional shares of Series A Stock or any securities that are convertible into or exercisable for shares of Series A Stock;

                      (g) declare or pay any dividend on (including a dividend payable in stock of the Corporation), make any other distribution with respect to, or repurchase, any stock of the Corporation (or any other securities that are convertible into or exercisable for such stock) that is junior to the Series A Stock with respect to the payment of dividends or the distribution of assets upon liquidation; provided, however, that the Corporation may declare and pay cash dividends or shares of Common Stock in accordance with subsection 1 hereof and may use an aggregate of up to one-third of the proceeds to the Corporation of the sale of the shares of Series A Stock issued on the Original Issue Date to repurchase then outstanding shares of Common Stock at prices not exceeding $16 per share;

                      (h) effect any merger or consolidation of the Corporation with or into any other corporation or other entity; sell, lease, exchange or otherwise dispose of, in a single transaction or a series of related transactions, all or substantially all of the assets of the Corporation; or effect any recapitalization or merger of the Corporation; in each case if such transaction would, directly or indirectly: (A) result in or give rise to any action, event or circumstance that would otherwise require the approval hereunder of the holders of Series A Stock or (B) have any material adverse effect on the rights, preferences or privileges of

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the Series A Stock; provided, that, without the consent of the holders of Series
A Stock, the Corporation may form a separate wholly-owned subsidiary of the Corporation and transfer to such subsidiary all classified contracts between the Corporation and the United States government (and related assets of the Corporation) for the purpose of segregating such business from the Corporation's commercial business if and to the extent required in order to maintain United States government security clearances;

                      (i) do any act or thing (including, without limitation, any reporting for tax purposes or otherwise) that would result in taxation of the holders of shares of Series A Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);

                      (j) amend these Amended and Restated Articles of Incorporation in any manner that adversely affects the rights, preferences or privileges of the Series A Stock;

                      (k) change, except as provided in subsection 3(ii) above, the number of directors constituting the entire Board of Directors prior to the consummation of an initial public offering of shares of Common Stock registered under the Securities Act;

                      (l) issue any shares of capital stock or other securities of the Corporation, or any options, warrants or other rights exercisable for, or convertible or exchangeable into, any shares of capital stock or any other securities of the Corporation to officers, directors, employees or consultants of the Corporation, except (A) shares of Common Stock issued pursuant to options to purchase shares of Common Stock outstanding on the Original Issue Date in accordance with the respective terms and conditions of such options as in effect on that date or options described in the following clause or (B) other options granted to officers, directors, employees or consultants of the Corporation under the Corporation's 1996 Equity Incentive Plan as in effect on the Original Issue Date provided that such options are granted at the current fair market value of the Common Stock on the date of grant and the aggregate number of shares of Common Stock with respect to which options may be granted prior to the earlier of the six-month anniversary of the Original Issue Date and the consummation of the Corporation's initial public offering registered under the Securities Act of 1933 does not exceed 150,000 and the per share exercise price of any options granted during such period is not less than $16.00 (in each case subject to proportional adjustment in the event of a stock split, reverse stock split or stock dividend); or

                      (m) engage in, enter into or permit any subsidiary or joint venture of the Corporation to engage in or enter into, directly or indirectly, any material transaction or agreement with any officer, director or affiliate of the Corporation or any person deemed to be the beneficial owner (determined in accordance with Section 13.1-725 of the Virginia Stock Corporation Act) of more than 5% of any class of the outstanding voting shares of the Corporation (with any voting shares deemed beneficially owned by such person being included in the number of outstanding voting shares), but excluding reasonable employment and compensation arrangements.

For purposes of clause (m) of the immediately preceding sentence, a material transaction or agreement shall mean any transaction or agreement (or related series of transactions or agreements) involving payment or transfer of property in excess of $50,000 or otherwise material to the business of the Corporation.

             (iv) At any time that no director elected by the holders of Series A Stock is then serving on the Board, the holders of a majority of the then outstanding shares of Series A Stock may, by giving written notice to the Secretary of the Corporation at the Corporation's principal executive offices, appoint an observer entitled to attend, as an observer, each meeting of the Board of Directors and, in his or her discretion, any executive or similar committee of the Board that may be created. Such observer shall be entitled to the same notice of meetings of the Board of Directors and such committee as is provided to the other directors or members thereof (and, in any case, not less than the minimum notice required by law), and shall be entitled to receive timely all materials prepared for members of the Board or such committees; provided that such observer agrees in writing not to disclose any confidential information obtained at such meetings or contained in such materials to any person other than the holders of the Series A Stock. Any such observer may be replaced at any time by the holders of at least a majority of the outstanding Series A Stock without prior notice to the Corporation. In connection with all matters that come before the Board requiring United States classified information to be presented or discussed, if the observer designated pursuant to this subsection 3(iv) or the Board member designated pursuant to subsection 3(ii), does not hold an appropriate United States government security clearance, the observer or Board member shall be recused from such Board presentations and discussions. Notwithstanding anything in the foregoing to the contrary, the holders of Series A Stock shall not be entitled to appoint an observer at any time that such holders would not have the right to elect an additional director pursuant to subsection 3(ii).

             (v) The holders of a majority of the outstanding shares of Series A Stock have a right, by giving written notice to the Chairman of the Board at the Corporation's principal executive offices, to require the Board of Directors to consider and vote upon, at its first meeting following receipt of such notice, whether to establish a Scientific Committee, one of the members (who may, but are not required to, be directors of the Corporation) of which would be designated from time to time by such holders.

         (4) Conversion. The holders of Series A Stock shall have conversion rights as follows (the "Conversion Rights"):

             (i) Right to Convert. Each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time and from time to time and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $13.00, subject to adjustment as provided in the next sentence (the "Base Amount"), by the Conversion Price (as defined below), in effect at the time of conversion. The initial "Conversion Price" shall be $13.00, provided, however, that both the Base Amount and the Conversion Price shall be subject to adjustment as provided in subsection 4. Notwithstanding the foregoing (but subject to the last sentence of this subsection 4(i)), on the first anniversary of the Original Issue Date (as defined below) the Base Amount shall be reduced to $10.00 and the Conversion Price shall be, subject to further adjustment as provided in subsection 4, reduced to that number bearing the same proportion to such new Base Amount as the Conversion Price in effect immediately prior thereto bore to the prior Base Amount; provided, however, that any adjustment in the number of shares of Common Stock into which each share of Series A Stock may be converted pursuant to subsection 4(iv) as a result of any issuance of Additional Shares of Common Stock (as defined therein) shall be computed without giving effect to this sentence if: (a) a definitive agreement or letter of intent, memorandum of understanding, agreement in principle or other similar arrangement with respect to such issuance was entered into or agreed upon, or a registration statement with respect thereto was filed, prior to such anniversary and (b) the number of shares of Common Stock into which a share of Series A Stock may be converted calculated without taking this sentence into account is higher than it would be taking this sentence into account. Any otherwise applicable Base Amount (including the Base Amounts used in the Alternative Calculations, as defined below) shall be proportionately adjusted in the event of a stock split, reverse stock split or stock dividend. Notwithstanding anything in this subsection 4(i) to the contrary, the following shall apply with respect to Alternative Calculation Issuances (as defined below) if (but only if) they result in a higher conversion ratio for the Series A
Stock:

                  In connection with each issuance or deemed issuance of Additional Shares of Common Stock to the Corporation's officers, directors, employees or consultants as compensation or incentive compensation ("Alternative Calculation Issuances"), the following alternative calculations of the number of shares of Common Stock into which a share of Series A Stock may be converted (the "Alternative Calculations") shall be made, and if the Alternative Calculation resulting in the issuance of the greater number of shares of Common Stock upon conversion also results in the issuance of a greater number of shares upon conversion than would otherwise be issuable pursuant to this subsection 4(i), then, subject to further adjustment pursuant to subsection 4, the number of shares of Common Stock into which a share of Series A Stock may be converted shall be the number of shares provided by such Alternative Calculation:

                         (I) The Conversion Price shall be recalculated by taking into account only those issuances or deemed issuances of Additional Shares of Common Stock that constitute Alternative Calculation Issuances (but otherwise taking into account all adjustments to the Conversion Price provided for in subsection 4) and the Base Amount shall be $13.00; and

                         (II) If Alternative Calculation Issuances are made with
                              respect to more than 150,000 shares of Common Stock (subject to proportional adjustment in the event of a stock split, reverse stock split or stock dividend) during the six-month period commencing upon the expiration of the period referred to in clause (B) of subsection 3(iii)(l), or if Alternative Calculation Issuances are made with respect to more than 300,000 shares of Common Stock (subject to proportional adjustment in the event of a stock split, reverse stock split or stock dividend) in any of the successive twelve-month periods ("Excess Issuance Periods") beginning upon the expiration of such six-month period, then the Conversion Price shall be calculated as provided in clause (I) above, except that only those Alternative Calculation Issuances during such Excess Issuance Period shall be taken into account and the Base Amount shall be $16.00.

                   Example 1  Assume no prior issuances or deemed issuances of
                              Additional Shares of Common Stock and no public offering by the Corporation. Seven months after the Original Issue Date, the Corporation issues 10,000 shares to an investor at a per share price of $12.00 and issues options to purchase 10,000 shares at a per share exercise price of $12.00. In this example, neither of the Alternative Calculations would result in a higher conversion ratio, as the general Base Amount is still $13.00 (so Alternative Calculation I has no effect on the conversion ratio) and the aggregate number of shares with respect to which options have been granted in the then current Excess Issuance Period is insufficient to trigger Alternative Calculation
                              II. Each share of Series A Stock would be convertible into 1.083 shares of Common Stock (13 / 12).

                   Example 2  Assume the only prior issuances or deemed
                              issuances of Additional Shares of Common Stock are those described in Example 1. Fourteen months after the Original Issue Date, the Corporation issues 200,000 shares to an investor at a per share price of $9.50 and issues options to purchase an aggregate of 120,000 shares to officers and directors, with the lowest option exercise price being $10.50. Pursuant to Alternative Calculation I, the conversion ratio would be 1.238 (13 / 10.50). There is no change in the general Conversion Price ($9.23 after the first anniversary of the Original Issue Date as a result of the prior issuances) as a result of the $9.50 per share sale to the investor, and Alternative Calculation II is not triggered because the option grant limit for the then current Excess Issuance Period has not been reached.

                   Example 3  Assume the only prior issuances or deemed
                              issuances of Additional Shares of Common Stock are those described in Examples 1 and 2. Eighteen months after the Original Issue Date, the Corporation issues 500,000 shares to an investor at a per share price of $9.00 and options to purchase an aggregate of 185,000 shares to employees at an exercise price of $11.25 per share. Pursuant to Alternative Calculation II (triggered because the aggregate option grants in the then current Excess Issuance Period exceeds 300,000) the conversion ratio is now 1.524 (16 / 10.50). The reduction of the general Conversion Price to $9.00 as a result of the sale to the investor results in a lesser increase in the conversion ratio than does Alternative Calculation II.

                   Example 4  Assume the same facts as in Example 3, except that options to purchase only 175,000 additional shares were issued. Conversion Alternative II is not triggered. While the general Conversion Price is reduced to $9.00, the conversion ratio of 1.238 under Alternative Calculation I remains higher.

             (ii) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

             (iii) Mechanics of Conversion.

                   (a) In order for a holder of Series A Stock to convert shares of Series A Stock into shares of Common Stock, such holder shall surrender the certificate or certificates representing such shares of Series A Stock, at the office of the transfer agent for the Series A Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, the certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) is hereinafter referred to as the "Conversion Date". The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to such holder of Series A Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share, and cash in an amount equal to any declared but unpaid dividends on the Series A Stock converted. All shares of Common Stock issued upon the conversion of shares of Series A Stock shall be duly authorized, validly issued, fully paid and nonassessable.

                 (b) The Corporation shall, at all times when any shares of Series A Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Stock.

                 (c) Upon any such conversion, the Corporation shall pay in cash to the holder of the Series A Stock surrendered for conversion the full amount of any declared but unpaid dividends on the Series A Stock surrendered for conversion. No adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Stock surrendered for conversion or on the Common Stock delivered upon such conversion.

                 (d) All shares of Series A Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights to receive notices and to designate a director or otherwise vote as provided in this Article 9, shall immediately cease and terminate on the Conversion Date, except for the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared or accrued but unpaid thereon. Any shares of Series A Stock so converted shall be retired and canceled and shall not be reissued, and shall thereafter constitute shares of Preferred Stock not designated as to class or series.

                 (e) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Stock pursuant to this subsection 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

             (iv) Adjustments to Conversion Price for Dilutive Issues.

                 (a) Special Definitions. For purposes of this subsection 4(iv), the following definitions shall apply:

                     (A) "Option" shall mean options, warrants or rights of any kind or nature, contingent or otherwise, to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                     (B) "Original Issue Date" shall mean the date on which shares of Series A Stock are first issued.

                     (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                     (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to subsection 4(iv)(c) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                         (I)   upon conversion of shares of Series A Stock;

                         (II)  as a dividend or distribution on shares of Series
A Stock;

                         (III) by reason of a dividend, stock split, split-up or
other distribution on shares of Common Stock that are excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I) and
(II) or this clause (III); or

                         (IV)  to officers, directors, employees or consultants
of the Corporation in accordance with subsection 3(iii)(l) during the period from the date hereof until the earlier of the six-month anniversary of the Original Issue Date or the consummation of the Corporations's initial public offering registered under the Securities Act of 1933.

                 (b) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series A Stock is convertible shall be made by adjustment in the Conversion Price pursuant to this subsection 4(iv) unless the consideration per share (determined pursuant to subsection 4(iv)(e)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

                 (c) Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities (in each case without regard to any restrictions upon, or conditions to, such exercise, conversion or exchange), shall be deemed to be Additional Shares of Common Stock, subject to the limitations of subsection 4(iv)(a)(D), issued as of the time of issuance of such Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 4(iv)(e) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                     (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                     (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Corporation, or any increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, insofar as such increase or decrease would affect such Options or the rights of conversion or exchange under such Convertible Securities, be calculated as if such increase or decrease were in effect on the original date of issuance of such Options or Convertible Securities; provided, however, that any increase or decrease occurring as a result of the operation of customary antidilution provisions shall be taken into account, and the Conversion Price recomputed, only upon such increase or decrease becoming effective (provided, however, that no such adjustment of the Conversion Price shall affect shares of Common Stock previously issued upon conversion of the Series A Stock);

                     (C) If (I) all Options the issuance of which gave rise to an adjustment in the Conversion Price shall expire or terminate unexercised, or
(II) the conversion rights of all Convertible Securities the grant or issuance of which gave rise to an adjustment in the Conversion Price shall expire unexercised, then the Conversion Price shall be readjusted to such Conversion Price as would have been in effect had the adjustment which was made upon the grant or issuance of such Options or Convertible Securities not been made;

                     (D) In the event of any change in the exercise price or the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been in effect had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                     (E) No readjustment pursuant to clause (B), (C) or (D) above shall have the effect of increasing the Conversion Price to a price that exceeds the lower of (I) the Conversion Price on the original adjustment date, or (II) the Conversion Price that would otherwise have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                 (d) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4(iv)(c), but excluding shares issued as a dividend or distribution as provided in subsection 4(vi) or upon a stock split or combination as provided in subsection 4(v)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to the amount of the per share consideration for such issuance.

                 (e) Determination of Consideration. For purposes of subsection 4(iv)(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                     (A) Cash and Property: Such consideration shall:

                         (I)   insofar as it consists of cash, be computed at
the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         (II)  insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (III) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                     (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 4(iv)(c), relating to Options and Convertible Securities, shall be determined by dividing:

                         (I)  the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (II) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (v) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect, or fix a record date for effecting, a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine, or fix a record date for combining, the outstanding shares of Common Stock, the Conversion Price then in effect immediately before that record date or combination shall be proportionately increased. Any adjustment under this subsection 4(v) shall become effective at the close of business as of the record date fixed or, if no record date is fixed, the date the subdivision or combination becomes effective.

            (vi) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Share Equivalents") without the payment of any consideration by such holder for such additional shares of Common Stock or Common Share Equivalents, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

                 (a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                 (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or in respect of the Common Share Equivalents so issuable; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection 4(vi) as of the time of actual payment of such dividends or distributions.

            (vii) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in indebtedness or securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Stock been converted into Common Stock immediately prior to such dividend or distribution or, in the event a record date shall have been fixed, immediately prior to such record date, and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this subsection with respect to the rights of the holders of Series A Stock.

            (viii) Adjustment for Reclassification or Change. If the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which the shares of Series A Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

            (ix) Adjustment for Merger or Reorganization, etc. In the case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the corporation to another corporation (other than a consolidation, merger or sale which the holders of the Series A Stock have elected to treat as a liquidation pursuant to subsection 2(ii)), each share of Series A Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this subsection 4 set forth with respect to the rights and interests thereafter of the holders of the Series A Stock, to the end that the provisions set forth in this subsection (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Stock.

            (xi) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subsection 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Stock against impairment.

            (xii) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this subsection 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (a) such adjustments and readjustments, (b) the Conversion Price then in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Stock.

            (xiii) Notice of Record Date. In the event:

                  (a) that the Corporation declares any dividend or other distribution on any class or series of capital stock, whether in cash, property, stock or other securities;

                  (b) that the Corporation subdivides or combines it outstanding shares of Common Stock;

                  (c) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (d) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Stock, and shall cause to be mailed to the holders


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of the Series A Stock at their last addresses as shown on the records of the
Corporation or such transfer agent, at least twenty days prior to the dates specified in (A) and (B) below, a notice stating:

                     (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

                     (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up. Such notice shall describe the material terms and conditions of the impending event or transaction, and the Corporation shall thereafter give the holders of the Series A Stock prompt notice of any material change therein. No event or transaction shall take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein, or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein.

         (5) Mandatory Conversion.

             (i) All outstanding shares of Series A Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price and Base Amount, upon the closing of the sale by the Corporation of shares of Common Stock, at a price of at least $11.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least $10,000,000 of gross proceeds to the Corporation (a"Qualifying Public Offering"); provided, however, that the $11.00 price per share requirement shall be deemed satisfied if (a) the registration pursuant to which a public offering otherwise satisfying the foregoing requirements is made is first filed with the Securities and Exchange Commission after the first anniversary date of the Original Issue Date and (b) the per share sales price is at least $8.00 (subject to appropriate adjustment as provided above). The date on which the closing of a Qualifying Public Offering occurs is hereinafter referred to as the "Mandatory Conversion Date."

             (ii) All holders of record of shares of Series A Stock will be given written notice of the Mandatory Conversion Date and the place designated for Mandatory Conversion of all such shares of Series A Stock pursuant to this subsection 5. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Stock at such holder's address last shown on the records of the transfer agent for the Series A Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Stock shall surrender his, her or its certificate


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
or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this subsection 5. On the Mandatory Conversion Date, all rights with respect to the Series A Stock so converted, including the rights, if any, to receive notices and to designate a director or otherwise vote as provided in this Article 9, will terminate, except for the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in subsection 4(ii) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (iii) All certificates evidencing shares of Series A Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Series A Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized Series A Stock accordingly.


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